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                                                                  EXHIBIT 23(a)



                        INDEPENDENT AUDITORS' CONSENT


THE NEW YORK TIMES COMPANY:

     We consent to the incorporation by reference in this Registration Statement of The New York Times Company on Form S-8 of our report dated February 3, 1997, appearing in and incorporated by reference in the Annual Report on Form 10-K of The New York Times Company for the year ended December 29, 1996.


/s/ DELOITTE & TOUCHE LLP
-------------------------
DELOITTE & TOUCHE LLP


New York, New York
December 29, 1997